Exhibit 10.2
GENVEC, INC.

2002 STOCK INCENTIVE PLAN

        1.     Definitions.     In this Plan, except where the context otherwise indicates, the following definitions shall apply:

        1.1. "Affiliate" means a corporation, partnership, business trust, limited liability company or other form of business organization at least a majority of the total combined voting power of all classes of stock or other equity interests of which is owned by the Company, either directly or indirectly, and any other entity designated by the Committee in which the Company has a significant interest.

        1.2. "Agreement" means a written agreement or other document evidencing an Award that shall be in such form as may be specified by the Committee and that may, but need not, be signed by a Participant, as determined by the Committee in its discretion.

        1.3. "Award" means a grant of an Option or Restricted Stock.

        1.4. "Board" means the Board of Directors of the Company.

        1.5. "Code" means the Internal Revenue Code of 1986, as amended.

        1.6. "Committee" means the Compensation Committee of the Board or such other committee(s), subcommittee(s) or person(s) appointed to administer this Plan or to make and/or administer specific Awards hereunder. If no such appointment is in effect at any time, "Committee" shall mean the Board.

        1.7. "Common Stock" means the common stock, par value $.001 per share, of the Company.

        1.8. "Company" means GenVec, Inc., and any successor thereto.

        1.9. "Date of Exercise" means the date on which the Company receives notice of the exercise of an Option in accordance with the terms of Section 7 hereof.

        1.10. "Date of Grant" means the date on which an Award is granted under this Plan.

        1.11. "Eligible Person" means any person who is (a) an Employee (b) hired to be an Employee, (c) a Non-Employee Director, or (d) a consultant or independent contractor to the Company or an Affiliate, as determined by the Committee.

        1.12. "Employee" means any person determined by the Committee to be an employee of the Company or an Affiliate.

        1.13. "Exercise Price" means the price per Share at which an Option may be exercised.

        1.14. "Fair Market Value" means, unless otherwise determined by the Committee, if the Common Stock is traded on a securities exchange or quoted on an automated dealer quotation system, the last sale price for a Share, as of the relevant date, on such securities exchange or automated dealer quotation system as reported by such source as the Committee may select, or if the Common Stock is not traded on a securities exchange or automated dealer quotation system, an amount equal to the then fair market value of a Share as determined by the Committee pursuant to a reasonable method adopted in good faith for such purpose.

        1.15. "Incentive Stock Option" means an Option granted under this Plan that the Company designates as an incentive stock option under Section 422 of the Code.

       1.16. "Non-Employee Director" means any member of the Company's or an Affiliate's Board of Directors who is not an Employee.

        1.17. "Nonstatutory Stock Option" means an Option granted under this Plan that is not an Incentive Stock Option.

        1.18. "Option" means an option to purchase Shares granted under this Plan in accordance with the terms of Section 6 hereof.

        1.19. "Option Period" means the period during which an Option may be exercised.

        1.20. "Participant" means an Eligible Person who has been granted an Award hereunder.

        1.21. "Performance Goals" means performance goals established by the Committee which may be based on earnings or earnings growth, sales, return on assets, cash flow, total shareholder return, equity or investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, achievement of balance sheet or income statement objectives, implementation or completion of one or more projects or transactions, or any other objective goals established by the Committee, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance goals may be particular to an Eligible Person or the department, branch, Affiliate, or division in which the Eligible Person works, or may be based on the performance of the Company, one or more Affiliates, or the Company and one or more Affiliates, and may cover such period as may be specified by the Committee.

        1.22. "Plan" means the GenVec, Inc. 2002 Stock Incentive Plan, as amended from time to time.

        1.23. "Prior Plans" means the Company's 1993 Stock Incentive Plan and the 2000 Director Option Plan.

        1.24. "Restricted Stock" means Shares granted under the Plan pursuant to the provisions of Section 8 hereof.

        1.25. "Section 422 Employee" means an Employee who is employed by the Company or a "parent corporation" or "subsidiary corporation" (both as defined in Sections 424(e) and (f) of the Code) with respect to the Company.

        1.26. "Share" means a share of Common Stock.

        1.27. "Ten-Percent Stockholder" means a Section 422 Employee who (applying the rules of Section 424(d) of the Code) owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a "parent corporation" or "subsidiary corporation" (both as defined in Sections 424(e) and (f) of the Code) with respect to the Company.

        1.28. "Unissued Shares" means (i) any available shares under the Prior Plans as of the date of termination of the Prior Plans, (ii) shares subject to options under the Prior Plans that expired or terminated for any reason without having been fully exercised and (iii) shares of Restricted Stock that are forfeited under the Prior Plans.

        2.     Purpose.     This Plan is intended to assist the Company and its Affiliates in attracting and retaining Eligible Persons of outstanding ability and to promote the identification of their interests with those of the stockholders of the Company and its Affiliates.

        3.     Administration.     The Committee shall administer this Plan and shall have plenary authority, in its discretion, to grant Awards to Eligible Persons, subject to the provisions of this Plan. The Committee shall have plenary authority and discretion, subject to the provisions of this Plan, to determine the Eligible Persons to whom Awards shall be granted, the terms (which terms need not be identical) of all Awards, including without limitation the Exercise Price of Options, the time or times at which Awards are granted, the number of Shares covered by Awards, whether an Option shall be an Incentive Stock Option or a Nonstatutory Stock Option, any exceptions to nontransferability, any Performance Goals applicable to Awards, any provisions relating to vesting, and the period during which Options may be exercised and Restricted Stock shall be subject to restrictions. In making these determinations, the Committee may take into account the nature of the services rendered or to be rendered by Award recipients, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Committee shall have plenary authority to interpret the Plan and Agreements, prescribe, amend and rescind rules and regulations relating to them, and make all other determinations deemed necessary or advisable for the administration of this Plan and Awards granted hereunder. The determinations of the Committee on the matters referred to in this Section 3 hereof shall be binding and final.

        4.     Eligibility.     Awards may be granted only to Eligible Persons.

        5.     Stock Subject to Plan.

        5.1. Subject to adjustment as provided in Section 9 hereof, (a) the maximum number of Shares that may be issued under this Plan is 3,680,000 Shares, plus any Unissued Shares, (b) the maximum number of Shares with respect to which an Employee may be granted Awards under this Plan during a calendar year is 150,000 Shares, (c) the maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options is 125,000 Shares, and (d) the maximum number of Shares that may be issued as Restricted Stock during the term of the Plan is 100,000 Shares.

        5.2. If an Option expires or terminates for any reason without having been fully exercised or if shares of Restricted Stock are forfeited, then the unissued Shares that had been subject to the Award shall be available for the grant of additional Awards.

        6.     Options.

        6.1. Options granted under this Plan to Eligible Persons shall be either Incentive Stock Options or Nonstatutory Stock Options, as designated by the Committee; provided, however, that Incentive Stock Options may only be granted to Eligible Persons who are Section 422 Employees on the Date of Grant. Each Option granted under this Plan shall be identified either as a Nonstatutory Stock Option or an Incentive Stock Option and shall be evidenced by an Agreement that specifies the terms and conditions of the Option. Options shall be subject to the terms and conditions set forth in this Section 6 hereof and such other terms and conditions not inconsistent with this Plan as the Committee may specify.

        6.2. The Exercise Price of an Option granted under this Plan shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the Date of Grant. Notwithstanding the foregoing, in the case of an Incentive Stock Option granted to an Employee who, on the Date of Grant is a Ten-Percent Shareholder, the Exercise Price shall not be less than one hundred and ten percent (110%) of the Fair Market Value of a share on the Date of Grant.

        6.3. The Option Period shall be determined by the Committee and specifically set forth in the Agreement; provided, however, that an Option shall not be exercisable after ten (10) years (five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder) from its Date of Grant.

        7.     Exercise of Options.

        7.1. An Option may, subject to the terms of the applicable Agreement evidencing the Option, be exercised in whole or in part by the delivery to the Company of a notice of the exercise, in such form as the Committee may prescribe, accompanied, in the case of an Option, by (a) a full payment for the Shares with respect to which the Option is exercised or (b) irrevocable instructions to a broker to deliver promptly to the Company cash equal to the exercise price of the Option. To the extent provided in the applicable Agreement, payment may be made by (i) delivery (including constructive delivery) of Shares (provided that such shares, if acquired pursuant to an option or other award granted hereunder or under any other compensation plan maintained by the Company or any Affiliate, have been held by the Participant for at least six (6) months) valued at Fair Market Value on the Date of Exercise or (ii) delivery of a promissory note as provided in Section 7.2 hereof.

        7.2. To the extent provided in an Agreement and permitted by applicable law, the Committee may accept as payment of all or a portion of the Exercise Price a promissory note executed by the Participant evidencing his or her obligation to make future cash payment thereof. Promissory notes made pursuant to this Section 7.2 shall (a) be secured by a pledge of the Shares received upon exercise of the Option, (b) bear interest at a rate fixed by the Committee, and (c) contain such other terms and conditions as the Committee may determine in its discretion.

        8.     Restricted Stock Awards.     Each grant of Restricted Stock under this Plan shall be subject to an Agreement specifying the terms and conditions of the Award. Restricted Stock granted under this Plan shall consist of Shares that are restricted as to transfer, subject to forfeiture, and subject to such other terms and conditions as may be determined by the Committee. Such terms and conditions may provide, in the discretion of the Committee, for the lapse of such transfer restrictions or forfeiture provisions to be contingent upon the achievement of one or more specified Performance Goals.

        9.     Capital Adjustments.     In the event of any change in the outstanding Common Stock by reason of any stock dividend, split-up, recapitalization, reclassification, combination or exchange of shares, merger, consolidation, liquidation or the like, the Committee may, in its discretion, provide for a substitution for or adjustment in (a) the number and class of shares subject to outstanding Awards, (b) the consideration to be received upon exercise or payment of an Award, (c) the Exercise Price of Options, (d) the aggregate number and class of shares for which Awards thereafter may be granted under this Plan, (e) the maximum number of Shares with respect to which an Employee may be granted Awards during the period specified in Section 5.1(b) hereof, (f) the maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options as specified in Section 5.1(c) hereof, and (g) the maximum number of Shares which may be issued as Restricted Stock during the term of the Plan as specified in Section 5.1(d) hereof.

        10. Termination or Amendment.     The Board may amend or terminate this Plan in any respect at any time; provided, however, that, after this Plan has been approved by the stockholders of the Company, no amendment or termination of this Plan shall be made by the Board without approval of (a) the Company's stockholders to the extent stockholder approval of the amendment is required by applicable law or regulations or the requirements of the principal exchange or interdealer quotation system on which the Common Stock is listed or quoted, if any, and (b) each affected Participant if such amendment or termination would adversely affect such Participant's rights or obligations under any Award granted prior to the date of such amendment or termination.

        11.     Modification, Substitution of Awards.

        11.1. Subject to the terms and conditions of this Plan, the Committee may modify the terms of any outstanding Awards; provided, however, that (a) no modification of an Award shall, without the consent of the Participant, impair any of the Participant's rights or obligations under such Award and (b) in no event may (i) an Option be modified to reduce the Exercise Price of the Option or (ii) an Option be cancelled or surrendered in consideration for the grant of a new Option with a lower Exercise Price.

        11.2. Anything contained herein to the contrary notwithstanding, Awards may, at the discretion of the Committee, be granted under this Plan in substitution for stock options and other awards covering capital stock of another corporation which is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by, the Company or one of its Affiliates. The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee may deem appropriate in order to conform, in whole or part, to the provisions of the awards in substitution for which they are granted. Such substitute Awards granted hereunder shall not be counted toward the Share limit imposed by Section 5.1(b) hereof, except to the extent it is determined by the Committee that counting such Awards is required in order for Awards granted hereunder to be eligible to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code.

        12.     Foreign Employees.     Without amendment of this Plan, the Committee may grant Awards to Eligible Persons who are subject to the laws of foreign countries or jurisdictions on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan. The Committee may make such modifications, amendments, procedures, sub-plans and the like as may be necessary or advisable to comply with provisions of laws of other countries or jurisdictions in which the Company or any of its Affiliates operate or have employees.

        13.     Stockholder Approval.     This Plan, and any amendments hereto requiring stockholder approval pursuant to Section 10 hereof, are subject to approval by vote of the stockholders of the Company at the next annual or special meeting of stockholders following adoption by the Board.

        14.     Withholding.     The Company's obligation to issue or deliver Shares or pay any amount pursuant to the terms of any Awards granted hereunder shall be subject to satisfaction of applicable federal, state and local tax withholding requirements. To the extent provided in the applicable Agreement and in accordance with rules prescribed by the Committee, a Participant may satisfy any such withholding tax obligation by any of the following means or by a combination of such means: (a) tendering a cash payment, (b) authorizing the Company to withhold Shares otherwise issuable to the Participant, or (c) delivering to the Company already-owned and unencumbered Shares.

        15.     Term of Plan.     Unless sooner terminated by the Board pursuant to Section 10, this Plan shall terminate on the date that is ten (10) years after the earlier of that date that the Plan is adopted by the Board or approved by the Company's stockholders, and no Awards may be granted after such date. The termination of this Plan shall not affect the validity of any Awards outstanding on the date of termination.

        16.     Indemnification of Committee.     In addition to such other rights of indemnification as they may have as members of the Board or Committee, members of the Committee shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with this Plan or any Award granted hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company.

        17.     General Provisions.

        17.1. The establishment of this Plan shall not confer upon any Eligible Person any legal or equitable right against the Company, any Affiliate or the Committee, except as expressly provided in this Plan. Participation in this Plan shall not give an Eligible Person any right to be retained in the service of the Company or any Affiliate.

        17.2. Neither the adoption of this Plan nor its submission to the Company's stockholders shall be taken to impose any limitations on the powers of the Company or its Affiliates to issue, grant, or assume options, warrants, rights, or restricted stock, or other awards otherwise than under this Plan, or to adopt other stock option, restricted stock, or other plans, or to impose any requirement of stockholder approval upon the same.

        17.3. The interests of any Eligible Person under this Plan are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered except to the extent provided in an Agreement.

        17.4. This Plan shall be governed, construed and administered in accordance with the laws of the State of Delaware.

        17.5. The Committee may require each person acquiring Shares pursuant to Awards granted hereunder to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof. The certificates for such Shares may include any legend, which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for Shares issued pursuant to this Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or interdealer quotation system upon which the Common Stock is then quoted, and any applicable federal or state securities laws. The Committee may place a legend or legends on any such certificates to make appropriate reference to such restrictions.

         17.6. The Company shall not be required to issue any certificate or certificates for Shares with respect to Awards granted under this Plan, or record any person as a holder of record of such Shares, without obtaining, to the complete satisfaction of the Committee, the approval of all regulatory bodies deemed necessary by the Committee, and without complying to the Board's or Committee's complete satisfaction, with all rules and regulations, under federal, state or local law deemed applicable by the Committee.

        17.7. To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of Shares, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange or automated dealer quotation system on which the Shares are traded.